Exhibit 3

               REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this
"Agreement") is made and entered into as of November 10, 1997 by and between AMERICAN SKIING COMPANY, a Maine corporation ("Company") and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation (together with its permitted successors and assigns hereunder, "Holder"), which has agreed to take as security for certain loans made to Mr. Leslie B. Otten ("Otten"), the President and Chief Executive Officer of Company, pursuant to a Credit Agreement dated as of November 10, 1997 between Holder and Otten (the "Credit Agreement"), certain shares of Company's common stock, par value $.01, and Class A Common Stock, par value $0.01, owned by Otten and delivered to Holder from time to time pursuant to the Pledge Agreement (hereinafter defined) (collectively, together with any securities into which such shares may be converted, the "Registrable Securities").

         This Agreement is made pursuant to the Credit
Agreement. In order to induce Holder to extend credit to Otten secured by the Registrable Securities, Company has agreed to provide the registration rights set forth in this Agreement.

         The parties hereby agree as follows:

         1.   Definitions.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agreement" has the meaning assigned to that term in the preamble.


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         "Business Day" means any day other than a Saturday,
a Sunday or a day on which banking institutions in the City of New York, Borough of Manhattan are not required to be open.

         "Commission" has the meaning assigned to that term in Section 2(c).

         "Company" has the meaning assigned to that term in the preamble.

         "Credit Agreement" has the meaning assigned to that term in the preamble.

         "Event of Default" has the meaning assigned to such term in the Credit Agreement.

         "Exchange Act" has the meaning assigned to that term in Section 2(e).

         "Inspectors" has the meaning assigned to that term in Section 2(c).

         "Person" means any corporation, individual, joint-stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "Pledge Agreement" means that certain Pledge
Agreement dated as of November 10, 1997 between Otten and Holder, as the same may from time to time be amended, modified or supplemented and in effect.

         "Priority Securities" has the meaning assigned to that term in Section 2(a).

         "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement, including without limitation: (i) all Commission, stock exchange, or National Association of Securities Dealers, Inc. registration and filings fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing,

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printing and distributing the registration statement
relating to any of the Registrable Securities, any underwriting agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 2(c)(vii) hereof, (v) all rating agency fees, (vi) the fees and disbursements of counsel for Company and of Company's independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the reasonable fees and disbursements of one law firm reasonably acceptable to Company retained by Holder in connection with the registration statement relating to any of the Registrable Securities and (viii) any fees and disbursements of any underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the registration statement relating to any of the Registrable Securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

         "Registrable Securities" has the meaning assigned to that term in the preamble.

         "Securities Act" has the meaning assigned to that term in Section 2.

         "Shares" has the meaning assigned to that term in
Section 2(b).

         "Holder" has the meaning assigned to that term in the preamble.

         2. Registration Rights.

         Holder shall have the right to have all Registrable Securities at any time pledged to it pursuant to the Pledge Agreement registered under the Securities Act of 1933, as amended (the "Securities Act") and applicable United States state securities laws on up to three occasions in accordance with the following provisions.


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         (a)  Registration on Request.

              (i)  At any time and from time to time after
the occurrence of an Event of Default, upon the written request of Holder, Holder may request that Company effect the registration under the Securities Act for an underwritten public offering of all or part of the Registrable Securities held by Holder; provided, however, that in the event that such Event of Default is cured in accordance with the provisions of the Credit Agreement prior to the taking of any action by Holder to sell or otherwise dispose of all or any part of the Registrable Securities, then Holder shall not have the right to request the registration of all or part of the Registrable Securities under this Section 2(a) unless and until the occurrence of a subsequent Event of Default. Subject to the provisions of this Section 2, Company will use its best efforts to cause the prompt registration under the Securities Act of the Registrable Securities, and in connection therewith, subject to subsection 2(a)(ii) hereof, will prepare and file on such appropriate form as Company in its reasonable discretion shall determine a registration statement under the Securities Act to effect such registration.

         Notwithstanding the foregoing, Company will not be required to file a registration statement in any of the following situations:

              (1) during any period of time (not to exceed ninety (90) days in the aggregate with respect to each request) when Company has determined to proceed with a public offering and, in the judgment of the managing underwriter thereof, the requested filing would have an adverse effect on the public offering;

              (2) during any period of time (not to exceed sixty (60) days with respect to each request) when Company is in possession of material non-public information that it deems is in its best interest not to disclose publicly;

              (3) during any period of time (not to exceed sixty (60) days with respect to each request) when Company is engaged in any program for the repurchase of Shares, unless the repurchase program and the requested registration may proceed concurrently pursuant to an exemption under Regulation M under the United States Securities Exchange Act of 1934; or

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              (4)  during the 180-day period following the
effectiveness of any previous registration statement filed at the request of Holder or otherwise (including without limitation the registration statement filed by the Company on Form S-1 (No. 333-33483) or filed by the Company under the Amended and Restated Registration Rights Agreement, dated as of November 3, 1997, by and between the Company and Madeleine L.L.C. (the "Madeleine Agreement")).

         Notwithstanding the foregoing, the aggregate period of time during which Company will be relieved of the requirement to file a registration statement pursuant to clauses (1) through (4) above will in no event exceed one hundred and eighty (180) consecutive days with respect to each request.

         Holder may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to Company or any other Person, by providing a written notice to Company revoking such request.

             (ii) Number of Registrations: Expenses. Company shall not be obligated to effect more than one registration in any 180-day period of Registrable Securities pursuant to requests from Holder under this Section 2(a). Company shall pay all Registration Expenses in connection with the first three registrations that Holder requests pursuant to this
Section 2(a). Holder shall pay all Registration Expenses in connection with later registrations pro rata according to the number of Registrable Securities it registered pursuant to such registration. However, in connection with each such registration, Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Securities pursuant to this
Section 2(a).

            (iii)  Effective Registration Statement.  A
registration requested pursuant to this Section 2(a) shall not be deemed to have been effected unless the registration statement relating thereto (A) has become effective under the Securities Act and any of the Registrable Securities included in such registration have actually been sold thereunder and
(B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of Holder and, if applicable, Company included in such registration have actually been sold thereunder); provided, however, that if any effective

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registration statement requested pursuant to this
Section 2(a) is not carried out by reason of any of the four situations noted in Section 2(a)(i) above under which Company will not be required to file or may delay filing a registration statement under this Section 2(a)(i), such registration statement shall not be included as one of the registrations for which Company will pay expenses pursuant to this Section 2(a) hereof; provided, further, that if after any registration statement requested pursuant to this
Section 2(a) becomes effective such registration statement is subject to a stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of Company, such registration statement shall not be included as one of the registrations for which Company will pay expenses pursuant to Section 2(a)(ii).

             (iv) Selection of Underwriters. Holder shall have the right to select the investment banker and manager or co-managers that will administer the offering; provided, however, that such selection shall be subject to approval by Company, which approval shall not be unreasonably withheld; provided further, that Company shall have the right to appoint a co-manager in all cases.

              (v)  Pro Rata Participation in Requested
Registrations.  If a requested registration pursuant to this
Section 2(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its view, the number of equity securities requested to be included in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the number of Registrable Securities requested to be registered by Holder in such registration shall be reduced; provided, however, that:

              (A)  if the Company intends to issue Shares
                   and to include them in such registration, the Holder's allocation will be subject to reduction prior to any reduction in the amount of the Shares proposed to be issued by the Company;

              (B)  Holder may elect not to sell any
                   Registrable Securities pursuant to the
                   registration statement; and


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              (C)  if such registration includes less than
                   fifty percent (50%) of the Registrable
                   Securities requested to be included
                   therein by Holder, then such registration shall not be included as one of the registrations for which Company is required to pay for expenses pursuant to
                   Section 2(a)(ii).

         (b)  Incidental Registration.

              (i)  If Company at any time following the
occurrence of an Event of Default proposes to register any of its shares of Common Stock ("Shares") or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for Shares (the "Priority Securities") under the Securities Act (other than a registration, (A) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of Company, (B) in connection with an acquisition by Company of another company, or (C) pursuant to the Madeleine Agreement) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (whether or not for sale for its own account), it shall each such time give prompt written notice to Holder of its intention to do so and of Holder's rights under this Section 2(b), at least 30 calendar days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer Holder the opportunity to include in such registration statement such number of Registrable Securities as Holder may request. Upon the written request of Holder made within 20 calendar days after the receipt of Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by Holder and the intended method of disposition thereof), Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that Company has been so requested to register by Holder; provided, however, that (A) if such registration involves an underwritten offering, Holder must sell its Registrable Securities to the underwriters selected by Company on the same terms and conditions as apply to Company, and (B) if, at any time after giving written notice pursuant to this
Section 2(b)(i) of its intention to register any Priority Securities and prior to the effective date of the registration statement filed in connection with such registration, Company shall determine for any reason not to

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
register such Priority Securities, Company shall give written notice to Holder and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration. If a registration pursuant to this Section 2(b) involves an underwritten public offering, Holder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in connection with such registration. Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2(b). However, Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Securities pursuant to a registration statement effected pursuant to this Section 2(b). Notwithstanding the foregoing, in the event that such Event of Default giving rise to the registration rights under this Section 2(b) is cured in accordance with the provisions of the Credit Agreement prior to the taking of any action by Holder to sell or otherwise dispose of all or any part of the Registrable Securities, then Holder shall not have the right to request the registration of all or part of the Registrable Securities under this Section 2(b) (a) unless and until the occurrence of a subsequent Event of Default.

             (ii) Priority in Incidental Registrations. If a registration pursuant to this Section 2(b) involves an underwritten offering and the managing underwriter advises Company in writing that, in its good faith view, the number of equity securities (including all Registrable Securities) that Company and Holder intend to include in such registration exceeds the largest number of securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, Company will include in such registration (A) first, all the Priority Securities to be sold for Company's own account; and (B) second, to the extent that the number of Priority Securities is less than the number of Registrable Securities that the underwriter has advised Company can be sold in such offering without having the adverse effect referred to above, as many Registrable Securities as are requested to be included in such registration by Holder pursuant to Section 2(b)(i) hereof.

            (iii) If Company at any time proposes to effect a public offering in a jurisdiction other than the United

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States of any of its Shares or any options, warrants or
other rights to acquire, or securities convertible into or exchangeable for Shares (other than a public offering, (A) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of Company or (B) in connection with an acquisition by Company of another company) Company and Holder will have the rights and be subject to the obligations agreed in this Section 2(b) to the extent and where applicable.

         (c)  Holdback Agreements.

              (i)  If any registration of Registrable
Securities shall be in connection with an underwritten public offering, Holder agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144A (or any successor provision) or otherwise or any sale pursuant to Rule 144 (or any successor provision), under the Securities Act, of any Registrable Securities, other than by pro-rata distribution to its shareholders, partners or other beneficial holders, and not to effect any such sale or distribution of any other equity security of Company or of any security convertible into or exchangeable or exercisable for any equity security of Company (in each case, other than as part of such underwritten public offering) during the ten calendar days prior to, and during the 180 calendar day period (or such lesser period as may be agreed upon between such holders and the managing underwriter of such offering) that begins on the effective date of such registration statement (except as part of such registration), without the consent of the managing underwriter of such offering; provided, however, that Holder has received written notice of such registration at least two Business Days prior to the anticipated beginning of the ten calendar day period referred to above.

             (ii)  If any registration of Registrable
Securities shall be in connection with an underwritten public offering, Company agrees (A) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by Company or any Affiliate of Company or the acquisition by Company or an Affiliate of Company of the shares or substantially all the assets of any other Person or in connection with an employee stock

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ownership or other benefit plan) during the ten days prior
to, and during the 180-day period (or such lesser period as may be agreed upon between such holders and the managing underwriter of such offering) which begins on, the effective date of such registration statement (except as part of such registration), and (B) that any agreement entered into after the date hereof pursuant to which Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the period and in the manner referred to in the foregoing clause (A), including a private placement pursuant to Rule 144A under the Securities Act (or any successor provision) or otherwise and any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

         (d) Registration Procedures. In connection with any offering of Registrable Securities registered pursuant to this Section 2, Company shall:

              (i) Prepare and file with the Securities and Exchange Commission (the "Commission") within 60 calendar days after receipt of a request for registration, a registration statement on any form for which Company then qualifies or which counsel for Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as provided herein, provided that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, Company will (A) furnish to one counsel selected by Holder copies of all such documents proposed to be filed for said counsel's review and comment, and (B) notify Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

             (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the time periods referred to in

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Section 4(3) of the Securities Act and Rule 174, or any
successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

            (iii)  Furnish to Holder and each underwriter,
if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement
(including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder.

             (iv)  Use its best efforts to register or
qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as Holder, and each underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by Holder; provided that Company will not be required to
(A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iv), (B) subject itself to taxation or regulation of its business in any such jurisdiction other than Bermuda, or (C) consent to general service of process in any such jurisdiction.

              (v)  Use its best efforts to cause the
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Company to enable
Holder to consummate the disposition of such Registrable
Securities.

             (vi)  Immediately notify Holder at any time
when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any

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event that comes to Company's attention if as a result of
such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and Company will promptly prepare and furnish to Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (vii) Use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange in the United States or NASDAQ and on each securities exchange on which similar securities issued by Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

           (viii)  Enter into such customary agreements
(including an underwriting agreement or qualified independent underwriting agreement, in each case, in customary form) and take all such other actions as Holder or the underwriters retained by Holder, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

             (ix)  Make available for inspection, during
business hours of Company, by Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Company's officers, directors and employees, and those of Company's affiliates, if any, to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.


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              (x)  Use its best efforts to obtain a "cold
comfort" letter from Company's appointed auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holder reasonably requests.

             (xi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to Holder, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act) which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         It shall be a condition precedent to the obligation of Company to take any action with respect to any Registrable Securities that Holder shall furnish to Company such information regarding the Registrable Securities and any other Shares in Company held by Holder and the intended method of disposition of the Registrable Securities held by Holder as Company shall reasonably request and as shall be required in connection with the action taken by Company.

         Holder agrees that, upon receipt of any notice from Company of the happening of any event of the kind described in Section 2(d)(vi) hereof, Holder will forthwith discontinue disposition of Registrable Securities until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(d)(vi) hereof, and, if so directed by Company Holder will deliver to Company (at Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that Company shall give any such notice, the period mentioned in
Section 2(d)(ii) hereof shall be extended by the greater of
(A) three months or (B) the number of days during the period from and including the date of the giving of such notice pursuant to Section 2(d)(vi) hereof to and including the date when Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 2(d)(vi) hereof.


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         (e)  Indemnification.

              (i) Indemnification by Company. In the event of any registration of any Shares of Company under the Securities Act pursuant to this Agreement, Company will indemnify and hold harmless, to the full extent permitted by law, Holder, its directors and officers, general partners, limited partners and managing directors, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with Holder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling Persons, partners and managing directors of any of the foregoing) against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Company's consent, which consent will not be unreasonably withheld) to which Holder, any such director or officer or general or limited partner or managing director or any such underwriter or controlling Person may become subject under the Securities Act, United States state securities "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon
(A) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Company of any United States federal, state or common law rule or regulation applicable to Company and relating to action required of or inaction by Company in connection with any such registration. Company shall reimburse Holder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in

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such registration statement or amendment or supplement
thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Company through an instrument duly executed by Holder in its capacity as a shareholder in Company or any such director, officer, general or limited partner, managing director, underwriter or controlling Person specifically stating that it is for use in the preparation thereof; and, provided, further, that Company shall not be liable to Holder, any Person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section 2(e)(i) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Company has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling Person and shall survive the transfer of such securities by Holder.

             (ii)  Indemnification by Holder and
Underwriters. Company will require, as a condition to including any Registrable Securities in any registration statement filed in accordance with the provisions hereof, that Company shall have received an undertaking reasonably satisfactory to it from Holder or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (i) above) Company and its directors, officers, controlling Persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Company or its representatives through an instrument duly executed by or on behalf of Holder or any underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Company or Holder, any underwriters or any of their respective directors, officers, general or limited partners, managing directors or controlling Persons and shall survive the transfer of such securities by Holder, provided, however, that Holder shall not be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by Holder.

            (iii) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2(e), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 2(e), except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

             (iv) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 2(e) (with appropriate modifications) shall be given by Company and Holder, to the full extent permitted by applicable law, with respect to any required registration or other qualification of securities under any United States federal or state law or regulation or governmental authority other than the Securities Act.

              (v)  Contribution.  In order to provide for
just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2(d) is for any reason held to be unenforceable although applicable in accordance with its terms, Company, Holder and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Company, Holder and the underwriters, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the prospectus bears to the initial public offering price appearing thereon and Company and Holder are responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between Company and Holder, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (A) the relative benefits received by Company, on the one hand, and Holder on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and
(B) the relative fault of Company, on the one hand, and Holder on the other, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Company or Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Company and Holder agree that it would not be just and equitable if contribution pursuant to this Section 2(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, Company and Holder agree that any contribution required to be made by Holder pursuant to this Section 2(e) shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses) received by Holder with respect to such offering. For purposes of this Section 2(e), each Person, if any, who controls Holder or an underwriter within the meaning of
Section 15 of the Securities Act shall have the same rights to contribution as Holder or such underwriter, and each director of Company, each officer of Company who signed the registration statement, and each Person, if any, who controls Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Company.

         (f)  Rule 144.  At all times after a public
offering of any of Company's Shares, Company agrees that it will file in a timely manner all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, if at any time Company is not required to file such reports, it will make available to the public, to the extent required to permit the sale of Shares by Holder pursuant to Rule 144, current information about itself and its activities as contemplated by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to
Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         3.  Representations, Warranties and Certain
             Covenants.

         In order to induce Holder to enter into the Credit
Agreement and this Agreement, Company represents and warrants unto the Lender, and covenants with the Lender, as set forth in this Section 3:

         (a) Organization, etc. Company is a corporation validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         (b)  Due Authorization, Non-Contravention, etc.
The execution, delivery and performance by Company of this Agreement are within Company's corporate powers, have been duly authorized by all necessary corporate and shareholder
(if any) action, and do not

              (i) contravene the certificate of
    incorporation or by-laws of Company;

              (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting Company; or

              (iii)  result in, or require the creation or
    imposition of, any Lien on any of Company's  properties.

         (c) Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Company of this Agreement. Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (d) Validity, etc. This Agreement constitutes the legal, valid and binding obligation of Company enforceable in accordance with its terms.

         (e)  Financial Information. The balance sheet of
Company as at July 27, 1997, certified by Price
WaterhouseLLP, and the related statements of earnings and cash flow of Company, certified by Price WaterhouseLLP, copies of which have been furnished to Holder, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of Company as at the date thereof.

         (f) No Material Adverse Change. Since the date of the financial statements described in Section 3(e), there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Company.

         (g) Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of Company threatened litigation, action, proceeding or labor controversy affecting Company or any of its properties, assets or revenues, which is reasonably likely to materially adversely affect the financial condition, operations, assets, business, properties or prospects of Company or which purports to affect the legality, validity or enforceability of this Agreement.

         (h) Taxes. Company has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         (i)  Accuracy of Information.  All factual
information heretofore or contemporaneously furnished by or on behalf of Company in writing to Holder for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Company to Holder will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by Holder, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         (j)  Financial Information, Reports, Notices, etc.
So long as this Agreement shall remain in effect, Company will furnish, or will cause to be furnished, to Holder copies of the following financial statements, reports, notices and information:

         (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of Company, a consolidated balance sheet of Company and its consolidated subsidiaries as of the end of such fiscal quarter and statements of earnings and cash flow of Company and its consolidated subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by the chief financial officer of Company;

         (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Company, a copy of the annual audit report for such fiscal year for Company and its consolidated subsidiaries, including therein a balance sheet of Company and its consolidated subsidiaries as of the end of such fiscal year and statements of earnings and cash flow of Company for such fiscal year, in each case certified (without qualification) in a manner acceptable to Holder by Price WaterhouseLLP or other independent public accountants acceptable to Holder;

         (iii)  such other information respecting the
    condition or operations, financial or otherwise, of Company which is made available to the Company's shareholders generally as Holder may from time to time reasonably request.

         4.  Miscellaneous.

         (a)  Remedies.  Holder, in addition to being
entitled to exercise all rights provided herein, in the Stock Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to wave the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to Holder in this Agreement or otherwise conflicts with the provisions hereof. No Person, other than Holder and Madeleine L.L.C. pursuant to the Madeleine Agreement, has the right, contractual or otherwise, to require the registration of any securities of Company by virtue of any transaction contemplated by this Agreement or the Credit Agreement. The rights granted to Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Company has obtained the written consent of Holder.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

         (i) if to Holder, at:

         ING (U.S.) Capital Corporation
         135 East 57th Street
         New York, New York  10022
         Telephone No.  (212) 409-1712
         Facsimile No.: (212) 593-3362
         Attention:  Barry A. Iseley
                     Senior Vice President

         with a copy to:

         Seward & Kissel
         One Battery Park Plaza
         New York, New York  10004
         Attention: Russell C. Prince, Esq.

         (ii) if to Company, at:

         American Skiing Company
         Sunday River Access Road
         Bethel, Maine  04217

         Telephone No.: (207) 824-8100
         Facsimile No.: (207) 824-5158
         Attention:  Christopher E. Howard, Esq.


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of Holder unless and to the extent such successor or assign acquired Registrable Securities from Holder.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h)  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW
RULES THEREOF.

         (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) Entire Agreement. This Agreement together with the Stock Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             AMERICAN SKIING COMPANY



                             By: /s/ Christopher E. Howard
                                ----------------------------
                             Name: Christopher E. Howard
                             Title: Senior Vice President


                             ING (U.S.) CAPITAL CORPORATION



                             By:  /s/ Barry A. Iseley
                                ---------------------------
                             Name:  Barry A. Iseley
                             Title:  Senior Vice President